Exhibit 99.B5(b)

LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

APPLICATION FOR MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE AND CONTRACT INFORMATION

1. Plan:	☐ Single Life		2.
☐ Single Life w/Last Survivor Benefit Agreement			Initial Payment	$

Additional Agreements
			Initial Death Benefit	$

3.	INSURED A		4.	INSURED B

First	MI	Last	First	MI	Last

Street			Street

City	State	Zip	City	State	Zip

Telephone Number	(home)	(work)	Telephone Number	(home)	(work)

3A.			4A.
Birth Date	Age		Birth Date		Age

Place of Birth		☐ Male ☐ Female	Place of Birth		☐ Male ☐ Female

Social Security Number	Occupation		Social Security Number		Occupation

5.				Will this contract replace any existing life insurance policy or annuity contract in this or any other company?
Yes ☐ No ☐ If yes, please list company name and policy/contract number(s).
Company name:			Policy/Contract Number

OWNER(S)  (If other than proposed Insured(s))

6. Name	Address

Tax ID/Social Security Number

If payor is other than owner:	Payor Address

Name:

BENEFICIARY              All designated beneficiaries will be considered primary beneficiaries, sharing equally, unless otherwise indicated.

7.	Name	Relationship (To Insured)	Primary %	Contingent %	Name	Relationship (To Insured)	Primary %	Contingent %

PAYMENT ALLOCATION	Allocations must total 100%.	The minimum percentage allocation is [5%] and must be in whole numbers.

8.	If chosen do not complete allocation percentages below.
ASSET ALLOCATION MODEL	Asset Allocation Models are rebalanced quarterly.

8A.		8B.
FIXED ACCOUNT	%	First Year Fixed Account Guaranteed Interest Rate	%

8C. SUB-ACCOUNTS	Please make no more than [10] selections.

310 AIM V.I. Govt. Securities	%	440 Dreyfus IP Tech. Growth	%	520 MFS VIT High Income	%
350 AIM V.I. International Growth	%	460 Dreyfus Stock Index	%	540 MFS VIT Utilities	%
370 AIM V.I. Technology	%	470 Dreyfus VIF Appreciation	%	560 MFS VIT Investors Trust	%
380 380 AIM V.I. Capital Appreciation	%	471 Dreyfus Socially Responsible Growth	%	570 MFS VIT Research	%
110 Columbia Strategic Income	%	472 Dreyfus IP Emerging Leaders	%	571 MFS VIT Capital Opportunities	%
120 Columbia High Yield	%	600 Franklin Money Market	%	580 MFS VIT Emerging Growth	%
160 Columbia Large Cap Value	%	610 Franklin Strategic Income	%	200 Columbia Money Market	%
170 Columbia Small Cap Value	%	650 Templeton Growth	%	230 Columbia Asset Allocation	%
		660 Franklin Growth & Income	%	270 Columbia Large Cap Growth	%
		670 Franklin Large Cap Growth	%	Other	%

UNDERWRITING INFORMATION                          Please answer Yes or No, circle all that apply and provide details as requested.

		INSURED A		INSURED B
9.	Has the insured been:	Yes	No	Yes	No
A.	Hospitalized or surgically treated within the last 2 years for heart disease?	☐	☐	☐	☐
B.	Treated within the last 5 years for cancer?	☐	☐	☐	☐
C.

Diagnosed with or treated by a member of the medical profession for: stroke orother cerebrovascular disease (TIA), diabetes treated with insulin, kidney disease(not to include bladder or prostate), Alzheimer’s disease or other neurological disorder, liver disease, organ transplant, Acquired Immunodeficiency Syndrome(AIDS) or AIDS Related Complex (ARC), alcohol or drug abuse?

		☐	☐	☐	☐
D.	Turned down, cancelled or refused renewal of life or health insurance?	☐	☐	☐	☐

		INSURED A		INSURED B
10.	Has the insured been:	Yes	No	Yes	No
A.

Diagnosed with or treated within the last 10 years for: heart disease or arrhythmia, blood pressure treated with medication, vascular or circulatory disease, fainting spells, emphysema or other chronic lung or respiratory disorder (COPD), cancer, diabetes, Crohn’s disease, regional enteritis, ulcerative colitis, or chronic gastritis?

		☐	☐	☐	☐
B.	Unable to work or perform regular activities for more than 7 consecutive days within the past 6 months because of sickness or injury?Yes No	☐	☐	☐	☐
C.	Hospitalized for any reason within the last 6 months?	☐	☐	☐	☐
D.	Charged an extra rate for life or health insurance?	☐	☐	☐	☐

CLASS DETERMINATION	INSURED A		INSURED B
	Standar	☐	Standard	☐
	Class A	☐	Class A	☐
11. Has the Insured used tobacco of any kind within the last 12 months?	Yes	☐	Yes	☐
	No	☐	No	☐

12.	Provide full details here for questions 9 and 10 answered “Yes.” Please include date of onset, any medications taken,treatment received, names of hospitals and treating physicians.

Ques. No.	Name of Proposed Insured	Details/Conditions/ Complications	Onset Mo/Yr	Recovery Mo/Yr	Name & Address of Physicians & Hospitals

SUITABILITY

PLEASE READ CAREFULLY		Yes	No
13.	Did you receive the current prospectus for the life contract applied for?	☐	☐
14.	Do you understand that the contract values including the Death Benefit may increase ordecrease, depending on the investment performance of the sub-accounts?	☐	☐
15.	Do you understand that the contract may lapse only if the surrender value becomes insufficient tocover the Monthly Deductions?	☐	☐
16.	Do you understand that the initial payment may be held in the Fixed Account until after yourRight to Return period expires?	☐	☐
17.	Do you believe that this contract is consistent with your insurance needs and financial objectives ?	☐	☐

 AGENT

To the best of your knowledge, will the contract applied for replace any existing life insurance or annuity in this or anyother company? Yes ☐ No ☐	Bank Name/GA	Branch
Agent Name	FAX Number	Agent License Number

Agent Signature	Telephone Number	Split Commissions Yes ☐ No ☐ _____% to Name:

SPECIAL REQUESTS

		Yes	No
18.	Is Dollar Cost Averaging elected?	☐	☐
19.	Is Asset Rebalancing elected?(Do not complete if an Asset Allocation Model is used.)	☐	☐
20.	Please indicate if you refuse Telephone Transfer privileges. ☐
If you answered Yes to question 18, applicable administrative form(s) must be completed and submitted for your elections to be effective.

SIGNATURES

AUTHORIZATION TO OBTAIN INFORMATION

I AUTHORIZE any licensed physician, medical practitioner, hospital, clinic, other medical or medically-related facility, insurance or reinsuring company, the Medical Information Bureau, Inc. (MIB), consumer reporting agency, employer or former employer to give Liberty Life Assurance Company of Boston (Liberty), its employees and reinsurers any information about my: physical or mental condition, character, general reputation, habits, finances, insurance history; occupation; and hobbies. I also authorize Liberty to obtain an investigative consumer report on me. This authorization applies to all types of information, including but not limited to information regarding HIV infection, AIDS, mental health and substance abuse.

I AM AWARE that Liberty will use this information to determine if I am eligible for insurance or for benefits under an in force policy/contract. I am aware that Liberty may give this information to: its reinsurers, the MIB; other persons or entities that perform services related to my application or claim; or as may be authorized or required by law.

I AGREE that this form shall be valid for 30 months from the date below. I agree that a copy will be as valid as this original.

I HAVE received the Notice of Information Practices and the notices required by the Federal Fair Credit Reporting Act and MIB.

LIVING BENEFIT DISCLOSURE ACKNOWLEDGEMENT

I acknowledge that Liberty’s Accelerated Death Benefit is available under this contract and I have read the disclosure pertaining to Liberty’s Living Benefit.

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (TIN) CERTIFICATION

By signing this application, the named Owner certifies under penalties of perjury that:  (1) the TIN shown on Questions 3 and 4 of  this application is correct, and (2) that I am not subject to backup withholding either because I have not been notified that I am  subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified  me that I am no longer subject to backup withholding. (if you are subject to backup withholding, cross out item 2 above).

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INSURING AGREEMENT

I/we declare that all statements and answers given in this application are true and complete to the best of my/our knowledge and belief. I/we also agree that they will form the basis for, and be a part of, any contract of insurance issued by the Company. I/we also agree that: No sales representative has the authority to determine insurability, waive any rights or requirements of the Company, or make or modify any contract of insurance. No information obtained by any such person will bind the Company unless set out in writing in a part of the application.

Signature of Insured A	Signature of Insured B

Signature of Joint Owner	Signature of Owner if Other than Insured(s)

Dated at		on
	City and State		Contract Date	Signature of Registered Representative

OFFICE USE ONLY

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